Exhibit 99.3

Condensed Consolidated Financial Statements

Syntron Material Handling Holdings, LLC and Subsidiaries

For the Nine Months Ended September 30, 2018

(Unaudited)

Syntron Material Handling Holdings, LLC and Subsidiaries

Syntron Material Handling Holdings, LLC and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2018	December 31, 2017

Assets
Current assets:
Cash and cash equivalents	$1,273,077	$1,523,331
Accounts receivable, net	10,654,821	10,547,935
Other receivables	293,342	429,342
Inventories	11,705,332	10,858,531
Prepaid expenses	551,838	431,069
Other current assets	529,973	560,482
Total current assets	25,008,383	24,350,690
Property, plant, and equipment, net	5,323,478	4,749,720
Goodwill	18,152,564	18,152,564
Intangible assets, net	36,687,020	39,335,564
Total assets	$85,171,445	$86,588,538

Liabilities and members' equity
Current liabilities:
Accounts payable	$6,031,330	$9,018,805
Accrued liabilities	2,485,998	2,275,949
Customer deposits	2,773,490	470,914
Capitalized lease obligations - short term	209,889	236,803
Other liabilities - current	710,185	216,904
Total current liabilities	12,210,892	12,219,375
Capitalized lease obligations - long term	155,125	227,819
Notes payable - long term, net	51,572,727	51,371,033
Total liabilities	63,938,744	63,818,227

Members' equity	21,232,701	22,770,311
Total liabilities and members' equity	$85,171,445	$86,588,538

The accompanying notes are an integral part of these condensed consolidated financial statements.

Syntron Material Handling Holdings, LLC and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Nine Months Ended
	September 30, 2018	September 30, 2017

Revenues	$64,017,464	$55,433,958
Cost of goods sold	43,029,471	37,147,432
Gross profit	20,987,993	18,286,526

Selling, general, and administrative expenses	11,821,340	10,783,307
Research and development expenses	5,822	15,088
Operating expense - other, net	142,049	165,106
Income from operations	9,018,782	7,323,025

Other expenses:
Non-operating income	2,273	18,920
Interest expense	(4,763,941)	(4,654,069)
Total other income (expense)	(4,761,668)	(4,635,149)

Income before income taxes	4,257,114	2,687,876
Provision (benefit) for income taxes	(205,276)	130,306
Net income	$4,462,390	$2,557,570

The accompanying notes are an integral part of these condensed consolidated financial statements.

Syntron Material Handling Holdings, LLC and Subsidiaries
Condensed Consolidated Statements of Changes in Members' Equity
(Unaudited)

	Class A		Class B
	Common Units	Amount	Common Units	Amount	Retained Earnings (Deficit)	Total Members' Equity
Balance at December 31, 2016	270,000	$27,000,000	—	$—	$(3,952,133)	$23,047,867
Net income	—	—	—	—	2,557,570	2,557,570
Dividend paid	—	—	—	—	(2,500,000)	(2,500,000)
Balance at September 30, 2017	270,000	$27,000,000	—	$—	$(3,894,563)	$23,105,437

Balance at December 31, 2017	270,000	$27,000,000	—	$—	$(4,229,689)	$22,770,311
Net income	—	—	—	—	4,462,390	4,462,390
Dividend paid	—	—	—	—	(6,000,000)	(6,000,000)
Balance at September 30, 2018	270,000	$27,000,000	—	$—	$(5,767,299)	$21,232,701

The accompanying notes are an integral part of these condensed consolidated financial statements.

Syntron Material Handling Holdings, LLC and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30, 2018	September 30, 2017

Cash flows from operating activities
Net income	$4,462,390	$2,557,570
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,226,227	3,149,023
Debt issuance costs amortization	201,694	201,694
Gain on disposal of property and equipment	(45,480)	(5,897)
Changes in operating assets and liabilities:
Accounts receivable, net	(106,886)	(4,565,656)
Inventories	(846,803)	(3,003,380)
Prepaid expenses and other current assets	45,740	38,856
Customer deposits	2,302,576	5,541,422
Accounts payable and accrued liabilities	(2,777,426)	120,943
Other current liabilities	493,281	487,078
Net cash provided by operating activities	6,955,313	4,521,653
Cash flows from investing activities
Proceeds from disposal of property and equipment	55,850	22,250
Purchases of property and equipment	(1,047,315)	(973,785)
Net cash used in investing activities	(991,465)	(951,535)
Cash flows from financing activities
Dividends paid	(6,000,000)	(2,500,000)
Payments on capital leases	(214,102)	(198,530)
Proceeds from borrowings	—	500,000
Paydown of debt	—	(1,500,000)
Net cash used in financing activities	(6,214,102)	(3,698,530)
Net decrease in cash and cash equivalents	(250,254)	(128,412)
Cash and cash equivalents at beginning of period	1,523,331	695,909
Cash and cash equivalents at end of period	$1,273,077	$567,497

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$4,706,057	$5,585,735

The accompanying notes are an integral part of these condensed consolidated financial statements.

Syntron Material Handling Holdings, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1.	Description of Business and Basis of Presentation

Description of Business

Syntron Material Handling Holdings, LLC (together with its subsidiaries and its direct parent company, the "Company") was formed on April 30, 2014.

The Company manufactures a diversified product line of conveyance and vibratory equipment used to load, transport and feed bulk materials. The Company markets its products on a global basis under the Syntron™ and Link-Belt™ brands. These products are marketed through direct sales employees and through independent representatives. The Company’s corporate offices and manufacturing operations are located in Tupelo, Mississippi and Changshu, China.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary companies. All material intercompany transactions and balances have been eliminated in consolidation.

Interim Financial Statements

The interim condensed consolidated financial statements and related notes presented have been prepared by the Company, are unaudited, and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair statement of the Company's financial position at September 30, 2018, and its results of operations, cash flows and changes in members' equity for the nine-month periods ended September 30, 2018 and September 30, 2017. Interim results are not necessarily indicative of results for a full year or for any other interim period.

The condensed consolidated balance sheets presented as of December 31, 2017 has been derived from the audited consolidated financial statements. The condensed consolidated financial statements and related notes do not contain certain information included in the audited consolidated financial statements and related notes of the Company. The condensed consolidated financial statements and notes included herein should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2017.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 605, "Revenue Recognition." Accordingly, the Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, no significant Company obligations remain, collection of the related receivable is reasonably assured and the amounts are fixed and determinable. The Company recognizes revenue from its product sales upon transfer of title, which occurs when product is shipped to or received by its customers. The Company presents revenues net of sales taxes collected from customers.

Revenues from a limited number of fixed price contracts are recognized on the percentage of completion method, measured on the basis of incurred costs to estimated total costs for each contract. This cost to cost method is used because management considers it to be the best available measure of progress on these contracts. Based on the estimated stage of completion, a respective portion of the expected revenue is recognized. If circumstances arise that may change the original estimates of revenues, costs or extent of progress towards completion, estimates are revised.

Shipping Costs

Shipping and handling costs are expensed as incurred and are included in costs of goods sold in the accompanying condensed consolidated statements of operations.

Syntron Material Handling Holdings, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

2.	Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are presented at estimated net realizable value and do not include interest. An allowance for doubtful accounts is maintained for specific amounts that management estimates are uncollectible. Management determines collectability based primarily on periodic review and analysis of the account receivable aging, and prior experience of individual customers. Provisions for doubtful accounts are charged to operations at the time management determines these accounts may become uncollectible. The Company writes off accounts receivable when management determines they are uncollectible and credits payments subsequently received on such receivables to bad debt expense in the period received, if any.

Following is a schedule of the changes in the allowance for doubtful accounts:

	Nine Months Ended
	September 30, 2018	September 30, 2017

Beginning balance	$33,875	$100,313
Provision for bad debt	—	(10,215)
Write-offs	—	(56,223)
Total allowance for doubtful accounts	$33,875	$33,875

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is computed using standard cost, which approximates actual cost, on a first-in, first-out basis. Standard costs include direct product and direct labor costs, manufacturing overhead and outsourced costs. Management regularly reviews the estimated utility of inventory based on, among other things, historical usage, technological obsolescence and changes to the product offering. If these reviews indicate a reduction in utility below carrying value, we reduce our inventory to a new cost basis through a charge to costs of goods sold.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation (See Note 3). Major improvements, which extend the lives of existing property and equipment, are capitalized. Expenditures for maintenance and repairs that do not extend the lives of the underlying assets are charged to expense as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the accompanying condensed consolidated statements of operations. Leasehold improvements are amortized over the life of the lease. Property acquired under capital leases are depreciated over the shorter of the lease term or estimated useful life of the assets. Depreciation and amortization is provided for primarily on a straight line basis over the estimated useful lives of the assets, which are as follows:

Estimated Useful Lives

Machinery and equipment	15
Tooling equipment	7
Furniture and equipment	10
Vehicles	Life of lease
Computer hardware and software	5

Syntron Material Handling Holdings, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

2.	Summary of Significant Accounting Policies (continued)

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to future net cash flows expected to be generated by the asset group. If the carrying amount exceeds its estimated undiscounted future cash flows, an impairment charge is recognized for the amount by which the carrying amount exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company regularly evaluates whether events and circumstances have occurred that indicate the useful lives of long-lived assets may warrant revision. No impairment was recognized during the nine months ended September 30, 2018 and 2017.

Financial Instruments

Financial instruments include cash, accounts receivable, accounts payable, accrued liabilities and long term debt. The carrying value of cash, accounts receivable, accounts payable and accrued liabilities approximates their fair market value due to their short-term nature. The estimated fair value of the Company's debt is not significantly different from its carrying value at September 30, 2018 and December 31, 2017, as interest rates reflect current market rates.

Income Taxes

The Company and its domestic subsidiaries are comprised of limited liability companies. As such, these entities are treated as "pass through" entities for tax purposes and do not record any federal or state income tax provisions or tax liabilities, as the taxes are due at the member level. Syntron Material Handling Changshu is a non-domestic corporation that is subject to income taxes at a corporate level. Income tax expense (benefit) is recorded for Changshu, however deferred income taxes are not recorded as any balances are considered immaterial.

Goodwill and Intangible Assets

For identified intangible assets acquired in business combinations, the Company allocates purchase consideration based on the fair value of intangible assets acquired in accordance with ASC 805, “Business Combinations.” Goodwill represents the excess of cost over the fair value of net tangible and identifiable intangible assets acquired.

The Company tests goodwill for impairment at the reporting unit level annually as of December 31 and more often if an event occurs or circumstances change that indicate the fair value of a reporting unit is below its carrying amount. The Company has the option of performing a qualitative assessment of impairment to determine whether any further quantitative assessment for impairment is necessary. Factors considered in the qualitative assessment include general macroeconomic conditions, industry and market conditions, cost factors, overall financial performance, events or changes affecting the composition or carrying amount of net assets, and other relevant entity-specific events. If an election is made to bypass the qualitative assessment or if it is determined, on the basis of qualitative factors, that the fair value of the reporting unit is more likely than not less than the carrying amount, a quantitative test would be required. The Company has not recorded impairment in any year.

Intangible assets deemed to have indefinite lives are not amortized but are subject to impairment tests on at least an annual basis by performing a qualitative or quantitative test. No impairment has been recorded in any period.

For intangible assets with definite useful lives, the Company amortizes the cost over the estimated useful lives in a manner consistent with the expected use of the asset, and reviews for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. As of September 30, 2018 and December 31, 2017, management concluded that no impairment of intangible assets with definite useful lives occurred (See Note 5). The Company also annually reviews the useful lives of each of its intangible assets.

Syntron Material Handling Holdings, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

2.	Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Credit Risk

Credit is extended to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts and is not exposed to any significant concentration of credit risk on trade accounts receivable and related allowances

The Company maintains cash and cash equivalents at several financial institutions. Accounts at each financial institution are insured by the Federal Deposit Insurance Corporation ("FDIC"). The Company has not experienced any losses in such accounts.

Debt Issuance Costs

Amounts paid or payable to lenders in connection with the establishment of the Company's existing debt facility were capitalized and are amortized over the life of the notes using the straight-line method which approximates the effective interest method. Deferred financing costs totaled $427,273 and $628,967 as of September 30, 2018 and December 31, 2017, respectively, and are presented as contra-liabilities to long-term debt in the accompanying condensed consolidated balance sheets. Amortization of deferred financing costs totaled $201,694 for both the nine months ended September 30, 2018 and 2017, and is included as a component of interest expense in the accompanying condensed consolidated statements of operations.

3.	Property, Plant, and Equipment

Property, plant, and equipment, net, consists of:

	September 30, 2018	December 31, 2017

Machinery and equipment	$6,483,564	$6,118,305
Tooling equipment	504,597	430,912
Furniture and equipment	163,531	145,560
Vehicles	490,411	459,901
Computer hardware and software	1,270,364	1,260,161
Leasehold improvements	79,411	49,255
Construction in progress	598,521	27,725
Total property, plant and equipment	9,590,399	8,491,819
Less: accumulated depreciation	(4,266,921)	(3,742,099)
Total property, plant and equipment, net	$5,323,478	$4,749,720

Depreciation expense for the nine months ended September 30, 2018 and 2017 was $577,683 and $500,479, respectively. Depreciation expense included as a component of costs of goods sold within the accompanying condensed consolidated statements of operations was $322,174 and $254,562 for the nine months ended September 30, 2018 and 2017, respectively. Depreciation expense included as a component of selling, general and administrative expense within the accompanying condensed consolidated statements of operations was $255,509 and $245,917 for the nine months ended September 30, 2018 and 2017, respectively.

Syntron Material Handling Holdings, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

4.	Inventories

Inventories are comprised of:

	September 30, 2018	December 31, 2017
Raw materials	$3,699,916	$2,339,936
Work in progress	751,521	848,676
Finished goods	7,398,436	8,004,450
Inventory in transit	337,743	254,285
Total inventory	12,187,616	11,447,347
Inventory cost adjustment	(482,284)	(588,816)
Total inventory, net	$11,705,332	$10,858,531

5.	Goodwill and Other Intangible Assets

Intangible assets consist of the following:

September 30, 2018	Estimated Useful Life in Years	Gross Assets	Accumulated Amortization	Total
Tradename	Indefinite	$11,800,000	$—	$11,800,000
Patents, net	1-12 years	310,000	(150,929)	159,071
Customer relationships, net	12 years	38,900,000	(14,324,573)	24,575,427
Non-compete agreements, net	5 year	1,300,000	(1,147,478)	152,522
Backlog	0.25 years	1,000,000	(1,000,000)	—
		$53,310,000	$(16,622,980)	$36,687,020

December 31, 2017	Estimated Useful Life in Years	Gross Assets	Accumulated Amortization	Total
Tradename	Indefinite	$11,800,000	$—	$11,800,000
Patents, net	1-12 years	310,000	(127,025)	182,975
Customer relationships, net	12 years	38,900,000	(11,894,543)	27,005,457
Non-compete agreements, net	5 year	1,300,000	(952,868)	347,132
Backlog	0.25 years	1,000,000	(1,000,000)	—
		$53,310,000	$(13,974,436)	$39,335,564

Amortization expense of other intangible assets totaled approximately $2,648,545 for both the nine months ended September 30, 2018 and 2017 and is a component of selling, general and administrative expense within the accompanying condensed consolidated statements of operations.

Goodwill recorded at inception of the Company is $18,152,564 as of September 30, 2018 and December 31, 2017. There are no accumulated impairment losses, measurement period adjustments, or other adjustments for any period.

6.	Long-Term Debt

On April 30, 2014, the Company entered into a credit agreement with CIT Finance LLC, Siemens Financial Services, Inc., and Ivy Hill Asset Management, L.P. The 2014 credit agreement includes a term loan (“2014 Term Loan”) in the amount of $55,000,000 and a revolving credit line (“2014 Revolver”) in the amount of up to $10,000,000. In addition, the Company entered into a Loan Agreement with the majority equity holder for a term loan in the principal amount of

Syntron Material Handling Holdings, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

6.	Long-Term Debt (continued)

$30,000,000 (“Second Lien Subordinate Loan Agreement”) on April 30, 2014.

The 2014 Term Loan is subject to an interest rate that is equal to the sum of either the Base Rate (the higher of the prime lending rate, ½ of 1% in excess of the overnight federal funds rate, or the 3-month LIBOR rate plus 1%) or the LIBOR rate (with a LIBOR floor of 1%), and the Applicable Margin (3.5% when used with the Base Rate loan, or 4.5% when used with Eurodollar loans). The interest rate was 6.74% and 5.85% at September 30, 2018 and December 31, 2017, respectively. Interest is due and payable on each interest payment date (last day of interest period) and at maturity. The 2014 Revolver shall bear interest until maturity at a rate per annum equal to the sum of either the Base Rate (the higher of the prime lending rate, ½ of 1% in excess of the overnight federal funds rate, or the 3-month LIBOR rate plus 1%) or LIBOR rate (with a LIBOR floor of 1%), and the Applicable Margin (3.5% when used with the Base Rate loan, or 4.5% when used with Eurodollar loans and letter of credit fees). The interest rate was 6.74% at September 30, 2018 and 5.85% at December 31, 2017. Interest is due and payable on each interest payment date (last day of interest period) and at maturity. The Second Lien Subordinate Loan Agreement is subject to interest rate of 16% per annum paid monthly.

The 2014 Term Loan and 2014 Revolver contains a number of negative covenants restricting, among other things, payment of dividends, purchases, redemptions, or retirement of capital stock.

The credit agreement also includes financial covenants, including a minimum senior net leverage ratio and fixed charge coverage ratio to be calculated at each fiscal quarter end. The Company is required to maintain a senior net leverage ratio of not greater than 3.00:1.00, and a fixed charge coverage ratio of at least 1.25:1.00. As of September 30, 2018, the Company was in compliance with all of the covenants in each credit facility. The Second Lien Subordinate Loan Agreement contains a number of negative covenants including continued existence of the entity, tax compliance, insuring property, and maintain US GAAP accounting. The Second Lien Subordinate Loan Agreement also includes financial covenants, including a total leverage ratio less than 6.325:1.00 at year end and a fixed charge coverage ratio of no less than 1.05:1:00.

On June 5, 2014 the Company sold land and a building for $16,000,000 and used the funds to pay down the 2014 Term Loan. Immediately after the sale, the Company entered into a 20-year leaseback for the land and building sold. The monthly lease payments are included in the future minimum payment schedule for operating leases in Note 7.

The Company's debt consisted of the following:

	September 30, 2018	December 31, 2017
2014 term loan	$22,000,000	$22,000,000
Second lien subordinate loan agreement	30,000,000	30,000,000
2014 revolver	—	—
Less: current portion of long term debt	—	—
Less: deferred financing costs	(427,273)	(628,967)
Long term debt	$51,572,727	$51,371,033

Future principal payments are as follows:

For the years ended December 31:	Amount
2018	$—
2019	—
2020	52,000,000
$52,000,000

Syntron Material Handling Holdings, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

7.	Commitments and Contingencies

The Company, from time to time may be a defendant in legal proceedings in the ordinary course of business. Although it is difficult to predict the outcome of any potential or threatened litigation, management does not believe that any of these claims and proceedings against it is likely to have, individually or in the aggregate, a material adverse effect on the financial condition or results of operations. At September 30, 2018, there are no material legal issues pending or outstanding.

8.	Related Party Transactions

The Company is party to a management service agreement with Levine Leichtman Capital Partners, Inc. (the "Management Company"). Under this agreement, the Management Company shall provide advice and assistance to the Company's executive management and board of directors as requested by the Company from time to time and will be reimbursed for all out of pocket expenses incurred on behalf of the Company. Minor travel expenses were reimbursed in the nine months ended September 30, 2018.

As of September 30, 2018, the Company’s Second Lien Subordinate Loan Agreement is with the majority equity holder for a term loan in the principal amount of $30,000,000, as described in Note 6.

9.	Members' Equity

The Company currently has two authorized classes of equity per the LLC agreement. 270,000 Class A and 0 Class B units are issued and outstanding as of September 30, 2018. Class A units are voting with one vote per unit held. Class B units are non-voting.

Class A units accrue a preferred return of 10% per annum compounding annually on the last day of the year. Distributions are made first in the amount of the accrued but unpaid Class A preferred return. After the preferred return is fully paid, all remaining amounts are distributed equally among the holders of the Class A and Class B units. For the nine months ended September 30, 2018, the Company declared and paid cash dividends of $6,000,000, to holders of the Class A units. For the nine months ended September 30, 2017, the Company declared and paid cash dividends of $2,500,000 to holders of Class A units.

The Company has an equity incentive plan for which stock options have been granted to certain members of management. As of September 30, 2018, those options have not vested and no compensation cost has been recognized in any period. The options may fully vest upon a change of control.

10.	Subsequent Event

The Company discloses material events that occur after the balance sheet date, but before the condensed consolidated financial statements are issued. In general, these events are recognized in the condensed consolidated financial statements if the condition existed at the date of the balance sheet, but are not recognized if the condition did not exist at the balance sheet date. The Company discloses non-recognized events if required to keep the condensed consolidated financial statements from being misleading. Management evaluated events occurring subsequent to September 30, 2018 through March 19, 2019, the date the condensed consolidated financial statements were available for issuance.

The Company was acquired by Kadant Inc. on January 2, 2019 for an aggregate purchase price of approximately $179,000,000, subject to certain customary adjustments.